EXHIBIT 21.1

Note: Korn Ferry or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Agensi Pekerjaan Korn Ferry (49%), Korn Ferry Mexico, S.C. (49%), Hay Group S.C. and Hay Group CR S.R.L. are wholly owned subsidiaries of Korn Ferry Mexico, S.C.

Subsidiaries		Jurisdiction
1.	Korn/Ferry International S.A.	Argentina
2.	Hay Argentina S.A.	Argentina
3.	Korn/Ferry Futurestep Argentina S.R.L.	Argentina
4.	AchieveForum (AUS) Pty Ltd	Australia
5.	Futurestep (Australia) Pty Limited	Australia
6.	Korn Ferry Hay Group Pty Ltd	Australia
7.	Korn Ferry (AU) Pty Ltd	Australia
8.	Miller Heiman Group (ANZ) Pty. Ltd.	Australia
9.	Korn Ferry (AT) GmbH	Austria
10.	Korn Ferry (BE) BVBA	Belgium
11.	Korn Ferry (BR) Consultores Ltda.	Brazil
12.	Korn Ferry Bulgaria EOOD	Bulgaria
13.	Korn Ferry (CA) Ltd.	Canada
14.	Hay Group Ltda.	Chile
15.	Korn Ferry International S.A.	Chile
16.	WOFE Korn/Ferry International Human Capital Consulting (Beijing) Limited	China
17.	Boca Enterprise Management (Shanghai) Co. Ltd	China
18.	Futurestep (Shanghai) Talent Consulting Company Limited	China
19.	Hay Group Co., Ltd.	China
20.	Korn/Ferry (Shanghai) Human Capital Consulting Company Limited	China
21.	Guangzhou Korn/Ferry Human Capital Consulting Company Limited	China
22.	Shanghai Korn/Ferry Human Capital Consulting Co., Ltd.	China
23.	PuDe Management Consulting (Shanghai) Co. Ltd.	China
24.	Hay Group Ltda.	Colombia
25.	Korn/Ferry International Consultores Associados, C.A.– Colombia Branch	Colombia
26.	Korn Ferry CR S.R.L.	Costa Rica
27.	Korn Ferry s.r.o.	Czech Republic
28.	Futurestep (Danmark) ApS	Denmark
29.	Korn Ferry (DK) A/S	Denmark
30.	Korn Ferry (FI) Oy	Finland
31.	Korn/Ferry International Oy	Finland
32.	KF France SARL	France
33.	Korn Ferry (FR) SARL	France
34.	Miller Heiman Group (France) SAS	France
35.	Korn Ferry (DE) GmbH	Germany
36.	Hay Group S.A.	Greece
37.	Korn/Ferry International S.A.	Greece
38.	Korn Ferry (H.K.) Limited	Hong Kong
39.	Korn Ferry RPOPS (HK) Limited	Hong Kong
40.	Hay Group Management Consultants Ltd.	Hungary

Subsidiaries		Jurisdiction
41.	Korn/Ferry International Budapest Individual Consulting and Service Ltd.	Hungary
42.	PDI Hungary, Kft.	Hungary
43.	ESI Performance Improvement Private Limited	India
44.	Futurestep Recruitment Services Private Limited.	India
45.	Hay Consultants India Private Ltd.	India
46.	Korn/Ferry International Private Limited	India
47.	Personnel Decisions International India Pvt. Limited	India
48.	PT Hay Group	Indonesia
49.	PT. Korn/Ferry International	Indonesia
50.	Hay Management Consultants Ireland Ltd.	Ireland
51.	Korn Ferry (IE) Limited	Ireland
52.	Korn Ferry (IT) S.r.l.	Italy
53.	Personnel Decisions International Italia SRL	Italy
54.	Korn Ferry (Japan) Ltd.	Japan
55.	Hay Group UAB	Lithuania
56.	HG (Luxembourg) S.a.r.l.	Luxembourg
57.	Korn Ferry (Luxembourg) S.A.R.L.	Luxembourg
58.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia
59.	Agensi Pekerjaan Korn Ferry Sdn. Bhd.	Malaysia
60.	Hay Group Sdn. Bhd.	Malaysia
61.	Talent Q Distribution Limited	Malta
62.	Talent Q International Limited	Malta
63.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
64.	Hay Group S.C.	Mexico
65.	Korn Ferry Mexico, S.C.	Mexico
66.	Hay Group Partners Holding B.V.	Netherlands
67.	Korn Ferry (NL) BV	Netherlands
68.	Korn Ferry Advisory (NL) B.V.	Netherlands
69.	Korn Ferry Investments B.V.	Netherlands
70.	Korn Ferry Management B.V.	Netherlands
71.	Korn Ferry NL91 B.V.	Netherlands
72.	Korn Ferry (NZ)	New Zealand
73.	Futurestep (Norge) AS	Norway
74.	Hay Group AS	Norway
75.	Korn Ferry A/S	Norway
76.	Hay Group S.A.	Peru
77.	Korn/Ferry International Peru S.A.	Peru
78.	Korn Ferry Futurestep (The Philippines) Inc.	Philippines
79.	Korn Ferry (PL) Sp.z.o.o.	Poland
80.	Korn Ferry S.A.	Portugal
81.	Hay Group LLC	Qatar
82.	Korn Ferry SRL	Romania
83.	Korn Ferry LLC	Russia
84.	Hay Group Saudi Arabia Limited	Saudi Arabia

Subsidiaries		Jurisdiction

85.	Boca Performance Solutions Asia Pte. Ltd	Singapore
86.	Korn Ferry (SG) Pte. Ltd.	Singapore
87.	Korn Ferry RPOPS (SG) Pte. Ltd.	Singapore
88.	Korn Ferry SG91 Pte. Ltd.	Singapore
89.	Korn Ferry (SK) s.r.o.	Slovakia
90.	Korn Ferry (Pty) Ltd.	South Africa
91.	Hay Group Ltd.	South Korea
92.	Korn/Ferry International (Korea) Limited	South Korea
93.	Korn Ferry (Espana) SL	Spain
94.	Korn Ferry (Sweden) AB	Sweden
95.	Korn Ferry (Schweiz) GmbH	Switzerland
96.	Korn/Ferry International (Taiwan) Co., Ltd.	Taiwan
97.	Hay Group Limited	Thailand
98.	Korn/Ferry (Thailand) Limited	Thailand
99.	Korn Ferry Recruitment (Thailand) Ltd.	Thailand
100.	Hay Group Danismanlik Limited Sirketi	Turkey
101.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey
102.	Korn Ferry LLC	Ukraine
103.	AchieveForum (UK) Limited	United Kingdom
104.	Boca U.K. Holding Limited	United Kingdom
105.	Boca U.K. Intermediate Holdings Ltd.	United Kingdom
106.	Futurestep (UK) Limited	United Kingdom
107.	Hay Group Intermediary Limited	United Kingdom
108.	Hay Group UK Holdings Limited	United Kingdom
109.	KFI (UK) Limited	United Kingdom
110.	Korn Ferry (UK) Limited	United Kingdom
111.	Korn Ferry GH1 Limited	United Kingdom
112.	Korn Ferry Global Holdings (UK) Limited	United Kingdom
113.	Korn Ferry Global Ventures 2 LP	United Kingdom
114.	Korn Ferry Global Ventures LP	United Kingdom
115.	Korn Ferry WHM LLP	United Kingdom
116.	Korn/Ferry International Limited	United Kingdom
117.	Miller Heiman Group (UK) Limited	United Kingdom
118.	Personnel Decisions International UK Ltd	United Kingdom
119.	Personnel Decisions International, Europe Limited	United Kingdom
120.	TwentyEighty Strategy Execution (UK) Ltd.	United Kingdom
121.	KF WHM Ltd.	United Kingdom
122.	Korn Ferry GP Ventures 2 LLC	United States, Delaware
123.	Korn Ferry (US)	United States, Delaware
124.	Korn Ferry Global Holdings, Inc.	United States, Delaware
125.	Korn Ferry GP Ventures LLC	United States, Delaware
126.	Sensa Solutions, Inc.	United States, Virginia

Subsidiaries		Jurisdiction
127.	Personnel Decisions International India Corporation	United States. Minnesota
128.	Hay Group Venezuela, S.A.	Venezuela
129.	Inversiones Korn/Ferry International C.A.	Venezuela
130.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela
131.	Hay Group Consulting Limited Liability	Vietnam